EXHIBIT 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 29, 1999, except as to Note 14, which is as of July 20, 1999, relating to the financial statements and financial statement schedule of The Cobalt Group, Inc., which appears in The Cobalt Group Inc.'s Registration Statement on Form S-1.


PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Seattle, Washington
September 3, 1999